EXHIBIT (11)(a)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 19, 1996 included in Pegasus Funds' Annual Reports to Shareholders for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this registration statement on Form N-1A (Post-Effective Amendment No. 38 to Pegasus Funds' Registration Statement under the Securities Act of 1933).






                                        /s/ Arthur Andersen LLP
                                        -----------------------
                                        ARTHUR ANDERSEN LLP





Detroit, Michigan,
  November 18, 1996